EXHIBIT 23

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our reports, dated February 15, 2002, included and incorporated by reference in this Form 10-K, into the Company’s previously filed Registration Statements on Form S-8 (Registration Statement Nos. 81693, 33-9038, 33-47600 and 333-71852) and Registration Statement on Form S-3 (Registration Statement No. 33-50286).

Arthur Andersen LLP

/s/ Arthur Andersen LLP

Cleveland, Ohio

March 26, 2002